Exhibit 10.32
I MAURICIO DI GIROLAMO , Venezuelan, of legal age, domiciled in Caracas and bearer of identity card No. , acting in my capacity as General Manager of the company Harvest Vinccler, S.C.A., domiciled in Caracas organized under document registered with the Commercial Registry of the Judicial Circuit of the Federal District and Miranda State, on June 29th, 1993 under Nº 13, Volume 186-A-Sgdo., RIF sufficiently authorized by the By-laws of the company) hereby declare: That BANESCO Banco Universal C.A., a company domiciled in Caracas, originally registered with the Commercial Registry of the Judicial Circuit of the State of Zulia on June 13, 1977, under N° 1, Volume 16-A, the transformation of which into a Universal Bank is evidenced by document registered with the abovementioned registry on September 4, 1997, under N° 63, Volume 70-A, which is an integral part of the records of the company attached to the notice submitted, because of the change of domicile, to the Fifth Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda on September 19, 1997, being registered under the N° 39, Volume 152-A Qto., and whose by-laws were fully amended in the Special Shareholders Meeting held on March 21, 2002, the minutes of which meeting were registered before the Fifth Commercial Registry of the Judicial Circuit of the Capital District and State of Miranda on June 28, 2002, under N° 8, Volume 676 A Qto, RIF N°; hereinafter referred to as THE BANK, has agreed to grant my/our principal an interest-bearing loan in the sum of ONE HUNDRED TWENTY BILLION BOLIVARS (Bs. 120,000,000,000) in lawful currency, to be repaid within a term of THREE (3) YEARS from the date of the disbursement of the loan made through a deposit/crediting in the checking account N° of my principal, which THE BANK undertakes to make once this loan document is authenticated/registered. For the purposes of evidencing the disbursement of the loan, a statement of account showed and/or opposed by THE BANK to my/our principal shall be sufficient. My principal undertakes to repay said loan through SIX (6) semi-annual fix and consecutive installments, of TWENTY BILLION (Bs. 20,000,000,000) each, payable for expire semester from the date of the disbursement of the loan ; The sums owed to THE BANK as principal of this loan shall bear interest calculated at an initial annual rate of TEN percent (10%). Said rate will be fix and valid for a period of ONE HUNDRED EIGHTY DAYS from the day of the disbursement of the loan. Once this term has expired THE BANK may adjust the applicable rate from time to time through resolutions of its Board of Directors and/or Committee created for this purpose, and which shall be recorded in special minutes, within the limits set forth by the Central Bank of Venezuela or in accordance with the conditions in the financial market, in the event that during the term of this agreement the banks and other financial institutions are permitted to freely set the interest rates that they may charge for their lending transactions. It is expressly agreed and accepted that the delay in the compliance, or the partial and/or total default of the obligations agreed in this document, will cause the cessation of the initial interest rate agreed in the loan agreement; in said case the applicable interest rate will be the maximum interest rate applied to the outstanding debt established by THE BANK. The interest rate resulting from each revision or modification made by THE BANK, as previously established, shall be automatically applicable to the balance of the principal of the loan. The variations of the interest rates, including the additional rate applicable in the event of default, shall be notified by THE BANK through their publication, in its offices, branches and agencies, as well as in its web page, which shall be done at the time of each variation in accordance with the provisions of Article 16 of the Rules for the Protection of the Users of Financial Services issued by the Office of the Superintendent of Banks and Other Financial Institutions published in the Official Gazette of the Bolivarian Republic of Venezuela Nº 37.517 of August 30, 2002. All payments that my/our principal has to make pursuant to the above provisions shall be made in any of the offices of THE BANK, in lawful currency. In the event of default in the compliance with the obligations assumed by my/our principal herein, the applicable interest rate shall be the rate resulting from adding to the lending interest rate in force at the time in which the default occurs and whilst such default lasts, the maximum rate permitted by the Central Bank of Venezuela, which currently is of three per cent (3%) per year additional to the rate agreed for this transaction. Notwithstanding, this additional rate may be adjusted by THE BANK during the term of this agreement within the limits set forth by the Central Bank of Venezuela or in accordance with market conditions, in the event the banks and other financial institutions are permitted to freely set the additional rate they may charge whilst the default lasts. Likewise, my/our principal agrees that, in the event THE BANK attempts to recover this loan through courts, the statement of account showed by THE BANK and indicating therein the balance of the debt duly certified by a certified public accountant will be deemed valid, except in case there is evidence to the contrary; thereby being such document faithful evidence against my/our principal. If my/our principal defaults in the obligation, THE BANK may offset the unpaid balance of the loan, the unpaid balance of interest and default interest, as well as the court or out-of-court collection expenses and the attorneys’ fees if applicable, with any sight, term or savings deposit, credit or placement that my/our principal keeps in the mentioned banking institution or in any other of the institutions that are part its financial group. The payment of the mentioned installments and of the potential default interest shall be made at the offices of THE BANK, the address of which my/our principal declares to know. My principal may pay in advance the whole or part of the amount of this loan and interest accrued from the last semester date to the prepayment date, without penalty whatsoever, by notifying THE BANK at least two (2) banking days in advance in Caracas, Bolivarian Republic of Venezuela. In that case, it is understood the THE BANK will allocate the amount paid in advance first to the interest accrued and secondly to the principal amount of the loan. In the case of partial prepayment the capital balance will be reduced but not the term of the loan. Moreover, I agree that THE BANK may deem the obligations of my/our principal due and payable, being entitled to request in court or out of court the immediate payment of all sums due as principal or interest, if any of the following situations occurs: 1) Failure to pay when due any sum of money owed under this agreement by my/our principal as principal, interest or any other reason; 2) if my/our principal defaults in any obligation assumed in favor of THE BANK arising from another agreement entered into with the latter or with any other company which, pursuant to the special legislation governing the banks and other financial institutions, should be part or is part of its financial group; 3) if by reason of the obligations held by my/our principal with third parties, a court issues preventive or executive measures of attachment or prohibition to transfer and/or encumber over any of its assets, and such measures are not suspended or lifted within the term of sixty (60) days following the date on which my/our principal was notified of such measures; 4) if my/our principal transfers its owned assets, in whole or in part, without the prior authorization of THE BANK, except transfers, assignment that my principal is required due to the conversion of the Operating Services Agreement into the Mix Company Petrodelta, S.A. in which the limited partner HNR Finance B.V. will be a shareholder in forty percent (40%) of the capital share, and transactions of its ordinary course of business; 5) if my/our principal requests or is granted a moratorium, its bankruptcy is requested or decreed, or its dissolution and liquidation is decided; 6) if there is evident risk of dissolution, liquidation or cessation of businesses of my/our principal as a result of the decision of any governmental authority or for any other reason; 7) the occurrence of any event that may adversely affect the financial condition, the operating management or the businesses, in general, of my/our principal; 8) if my/our principal does not submit to THE BANK, immediately upon the request from THE BANK, its financial statements or respective balance sheets taking place during the term of this agreement; 9) the occurrence of changes in at least one third of the administration of my principal, without a prior notification to THE BANK; 10) if my/our principal breaches any of the obligations assumed under this agreement; 11) if THE BANK confirms that the funds granted under this interest-bearing loan agreement were used for purposes other than those specified by my/our principal, without the prior written agreement of THE BANK. It is perfectly understood between the parties that this agreement, its conditions, rights and obligations assumed by the creditor and the debtor from a quantitative standpoint, originate from the application of legal, regulatory, administrative and case law rules in force on the date of the negotiation, agreement and entering into of this agreement, which the parties have considered essential for their will or decision to enter into a contract. Accordingly, the parties agree that any amendment in effect after the date of this agreement affecting those laws, regulations, administrative provisions and case law decisions, in particular, whenever they pretend the retroactive application of such amendments, or if a new provision or case law decision affects the original contractual situation because of any retroactive application, THE BANK shall be entitled to consider this agreement immediately and automatically terminated, with all legal consequences arising from such termination. All general expenses resulting from this transaction shall be for the sole and exclusive account of my/our principal, who may, if deemed pertinent, request from THE BANK the delivery of the vouchers evidencing the general expenses incurred by THE BANK for the account of my/our principal, where general expenses are understood to mean those applied without differentiation or exception to all persons requesting credits and the amount of which arise from a determination by law or other rules of general applicability and, in any case, by third parties legitimately empowered to set them. Moreover, all expenses for services and commissions originated by this transaction shall be for the only and exclusive account of my/our principal, which shall be paid once determined by THE BANK and previously authorized by my/our principal. For the sole purposes of facilitating the payment of the abovementioned expenses, as well as the expenses for services and commissions authorized by my/our principal, the latter fully authorizes THE BANK to charge them to any checking account or deposit account that my/our principal keeps in such institution. This loan is guaranteed with a Standby Letter of Credit issued by JP Morgan Chase Bank, N.A., New York, USA, on my principal’s account dated November 17th 2006 with reference to the issuer CTCS-294489, for the benefit of BANESCO BANCO UNIVERSAL, C.A., for a maximum amount of FORTY MILLION UNITED STATES DOLLARS (US$40,000,000.00), that to the only effect to comply with article 118 of the Central Bank Law are equivalent to EIGHTY SIX BILLION BOLIVARS (Bs. 86,000,000,000.00) at the exchange rate of Bs. 2,150.oo for each US$1 (Bs. 2,150/US$1), expiring on February 16th 2010. Any notice or communication between the parties may be validly made, in addition to the other legal means of notification, by urgent cable or telegram, with acknowledgment of receipt, sent to the following addresses: to THE BANK: Colinas de Bello Monte,

Avenida Principal de Colinas Bello Monte entre calles Sorbona y Lincoln, Ciudad Banesco, Piso 3, Cuadrante D, Isla 17, Caracas; República Bolivariana de Venezuela; to THE CLIENT: Av. Alirio Ugarte Pelayo, Sector Tipuro, Edificio Harvest Vinccler, Planta Baja, Piso 1, Ala Norte, Maturín, Monagas. For all purposes of this negotiation, the city of Caracas is chosen as special domicile and the parties agree to submit to its courts, without prejudice to THE BANK resorting to any other competent court pursuant to the Law.